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       FIRST CHARTER CORPORATION                                             Exhibit 11
       STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)
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                                                                           Three Months Ended

        (Dollars in thousands, except per share amounts)               March 31,      March 31,
                                                                         1997           1996

        NET INCOME PER SHARE COMPUTED AS FOLLOWS:
        PRIMARY:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .     $        2,423   $      2,165
        2.  Weighted average common shares outstanding  . . . .          6,307,975      6,266,017
        3.  Incremental shares under stock options
              computed under the treasury stock method
              using the average market price of issuer's
              stock during the periods  . . . . . . . . . . . .             40,399         43,603
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,348,374      6,309,620
        5.  Net income per share  . . . . . . . . . . . . . . .    $          0.38  $        0.34
              (Item 1 Divided by Item 4)


        FULLY DILUTED:
        1.  Net income  . . . . . . . . . . . . . . . . . . . .    $         2,423  $       2,165
        2.  Weighted average common shares outstanding  . . . .          6,307,975      6,266,017
        3.  Incremental shares under stock options
              computed under the treasury stock method

              using the higher of the average or ending
              market price of issuer's stock at the end
              of the periods  . . . . . . . . . . . . . . . . .             41,818         43,603
        4.  Weighted average common shares and common
              equivalent shares outstanding   . . . . . . . . .          6,349,793      6,309,620
        5.  Net income per share  . . . . . . . . . . . . . . .    $          0.38  $        0.34

              (Item 1 Divided by Item 4)
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